EXHIBIT 99.1

                           LOGO

                   N E W S   R E L E A S E

For Immediate Release

Contact: HemaCare Corporation
       	 JoAnn Mannise, Director of Investor Relations
         877-310-0717
         www.hemacare.com

RELEASE DATE:  November 15, 2004

        HEMACARE REPORTS THIRD QUARTER FINANCIAL RESULTS
_______________________________________________________________________

       LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced third quarter 2004 results of operations that produced a profit of $475,000, or $0.06 per share basic and diluted, on revenue of $6,318,000. This result includes a one time benefit of $167,000 in "Other Income" that represents the receipt of a refund of California sales taxes collected in error in prior periods by one of the Company's largest vendors. HemaCare has produced four consecutive profitable quarters since the implementation of management's restructuring plan in the third quarter of 2003. The restructuring plan resulted in the closure of several under-performing donor centers, principally located in the eastern United States, and a reduction in overhead expenses.

       Revenue in the third quarter of 2004 decreased $662,000, or 9.5%, compared to the $6,980,000 reported in the same period of 2003. This decline in overall revenue was due to a decrease in blood products revenue of $722,000, or 14.0%, to $4,444,000, primarily as a result of the elimination of revenue generated by operations closed as part of the restructuring plan. Blood products revenue from ongoing donor centers increased $513,000, or 13.1%, to $4,436,000 from $3,923,000 reported in the third quarter of 2003, primarily as a result of a 31.7% increase in platelet net units sold, offset by a 12.7% decrease in whole blood net units sold. Blood services revenue in the quarter increased $60,000, or 3.3%, to $1,874,000 from the prior year period. While the total number of blood service procedures performed during the period decreased by 7.6% compared with the third period of 2003, blood services revenue increased primarily as a result of a 17.4% increase in the number of therapeutic apheresis procedures performed in California that have a higher average per procedure prices than the other markets serviced by the Company.

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       The third quarter gross profit was $1,370,000 compared with a loss of
$80,000 for the same period in 2003. The gross profit percentage in the quarter increased to 21.7% from a 1.1% loss for the same period in 2003.
This improvement in gross profit is the result of the elimination of losses associated with under-performing donor centers closed in late 2003, the elimination of costs associated with management's restructuring plan completed in late 2003, increased sales volume of single donor platelets from ongoing centers, and operational efficiencies from higher volumes at the ongoing donor centers. In addition, the Company has taken steps to improve pricing during the renewal of the Company's hospital contracts.

       For the nine months ended September 30, 2004, the Company generated $1,209,000 of net income, or $0.16 per share basic and $0.15 per share diluted, on revenue of $19,975,000, compared with a net loss of $4,943,000, or $0.64 loss per share, on revenue of $20,848,000, during the same period of 2003. This represents one of the most profitable periods in the history of the Company.

         Commenting on the third quarter results, Judi Irving, President and Chief Executive Officer, stated, "Our restructuring plan, implemented over a year ago, enabled us to build a profitable foundation for HemaCare. We continue to be very pleased with our accomplishments over the past year. During the past four consecutive profitable quarters, following the implementation of the restructuring plan, the Company has generated $1,473,000 in pretax net income, representing one of the most profitable four consecutive quarter periods in the Company's history. We now need to focus on revenue growth. We are also prioritizing a list of deferred infrastructure projects important to the Company's long term success."

       HemaCare will be holding an interactive investor conference call on Monday, November 15, 2004, at 1:00 pm (Eastern Standard Time). Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the third quarter 2004 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's third quarter earnings conference call. A recording will be available two hours following the call through midnight, November 19, 2004 that can be replayed by calling 800-642-1687, ID number 2019588.

                     ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services, and is believed to be the only publicly traded company engaged in the blood industry in the United States. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and others.

This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

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                          HemaCare Corporation
                      Condensed Consolidated Data
                               (Unaudited)

                                     Three Months Ended             Nine Months Ended
                                        September 30,                  September 30,
                                     2004           2003           2004           2003
                                 ------------   ------------   ------------   ------------
STATEMENT OF INCOME (OPERATIONS)

Revenues.......................  $ 6,318,000    $ 6,980,000    $19,975,000    $20,848,000

Gross Profit...................  $ 1,370,000    $   (80,000)   $ 4,304,000    $ 1,372,000
                                 ------------   ------------   ------------   ------------
General and administrative
 expenses......................  $ 1,062,000    $ 1,439,000    $ 3,262,000    $ 3,331,000

Other Income...................  $   167,000    $         -    $         -    $         -
                                 ------------   ------------   ------------   ------------
Income (loss) before income
 taxes.........................  $   475,000    $(1,519,000)   $ 1,209,000    $(1,959,000)

Provision for income taxes       $         -    $ 3,160,000    $         -    $ 2,984,000
                                 ------------   ------------   ------------   ------------
Net income (loss)..............  $   475,000    $(4,679,000)   $ 1,209,000    $(4,943,000)
                                 ============   ============   ============   ============

Basic earnings (loss)
 per share.....................  $      0.06    $     (0.60)   $      0.16    $     (0.64)
                                 ============   ============   ============   ============

Diluted earnings (loss)
 per share.....................  $      0.06    $     (0.60)   $      0.15    $     (0.64)
                                 ============   ============   ============   ============
Weighted average shares
 oustanding - basic............    7,796,571      7,754,430      7,769,326      7,752,196
                                 ============   ============   ============   ============

Weighted average shares
 outstanding - diluted.........    8,255,209      7,754,430      8,076,949      7,752,196
                                 ============   ============   ============   ============



                                      September 30, 2004   December 31, 2003
                                      ------------------   -----------------
BALANCE SHEETS

Assets
------
Cash and cash equivalents...........  $ 1,506,000          $   935,000
Other current assets................    4,387,000            4,030,000
Non-current assets..................    3,015,000            3,321,000
                                      ------------         ------------
Total assets........................  $ 8,908,000          $ 8,286,000
                                      ============         ============

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities.................  $ 3,329,000          $ 3,786,000
Long-term liabilities...............      782,000            1,089,000
Shareholders' equity................    4,797,000            3,411,000
                                      ------------         ------------
Total liabilities and shareholders'
 equity.............................  $ 8,908,000          $ 8,286,000
                                      ============         ============

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